UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 11, 2021

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255		33134
Coral Gables, Florida,		(Zip Code)
(Address of principal executive offices)

(786) 483-1757

(Registrant's telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.          Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 11, 2021, Professional Holding Corp. (“PFHD” or the “Company”) notified Crowe, LLP (“Crowe”) that it was being dismissed as PFHD’s independent registered public accounting firm, effective upon the completion of the 2020 annual audit (the “Effective Date”).  Crowe will continue to serve as PFHD’s independent registered public accounting firm, including providing audit services for the year ended December 31, 2020, through the Effective Date.  The decision to dismiss Crowe as PFHD’s independent registered public accounting firm was made on March 11, 2021, at the direction of and approved by the Audit Committee of the Board (the “Audit Committee”).

Crowe’s report on PFHD’s consolidated financial statements as of and for the year ended December 31, 2019, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  PFHD’s Annual Report on Form 10-K for the year ended December 31, 2020, has not yet been filed (and, as of the date hereof, is not yet due), and thus Crowe has not provided its report for such fiscal year.

During the two fiscal years ended December 31, 2018 and December 31, 2019, and the subsequent period through the date hereof (i) there were no disagreements between PFHD and Crowe on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except as described below.

As described above, PFHD’s Annual Report on Form 10-K for the year ended December 31, 2020, has not yet been filed (and, as of the date hereof, is not yet due).  In the course of performing the audits for the year ended December 31, 2020, PFHD management has identified deficiencies in accounting for infrequent significant transactions relating to (i) accounting for participation loan sales by PFHD, (ii) the timely elimination of an inter-company capital transaction upon consolidation, and (iii) the timeliness of recording certain business combination accounting estimates with respect to PFHD’s acquisition of Marquis Bancorp, Inc.  PFHD management believes in the aggregate these deficiencies are sufficient to result in a material weakness in PFHD’s internal controls over financial reporting.  Additionally, PFHD management is in the process of remediating these deficiencies.  PFHD expects to provide additional disclosure with respect to these matters in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  The Audit Committee discussed the reportable event with Crowe.  PFHD has authorized Crowe to respond fully to any inquiries of Ernst & Young LLP (“E&Y”).

(b) Appointment of New Independent Registered Public Accounting Firm

On March 11, 2021, the Audit Committee and PFHD’s Board of Directors approved the appointment of E&Y as its new independent registered public accounting firm.  Through the date hereof, neither PFHD nor anyone acting on its behalf consulted with E&Y regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.
(Registrant)

March 17, 2021	By:	/s/ Michael C. Sontag
(Date)		Michael C. Sontag
EVP and General Counsel